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                                                Filed Pursuant to Rule 424(b)(4)
                                                      Registration No. 333-76144

                              PROSPECTUS SUPPLEMENT
                                       to
           Prospectus dated February 19, 2002 and supplemented by the
          Prospectus Supplements, dated March 13, 2002, April 22, 2002,
           April 25, 2002, April 30, 2002, May 13, 2002, May 17, 2002,
            November 14, 2002, November 21, 2002, November 22, 2002,
             December 5, 2002, December 20, 2002, January 13, 2003,
            January 14, 2003, January 27, 2003 and February 5, 2003.

                                       of
                                  FINDWHAT.COM


         Alan Cohen ("Mr. Cohen") sold the following number of shares of our common stock on the following dates at the per share prices set forth below:

-  10,300 shares at $10.00 per share on March 21, 2003; and
-  3,200 shares at $9.56 per share on March 25, 2003.

These sales was effected by Westminster Securities Corporation, as agent, at a total commission charge of $540. Immediately following these sales, Mr. Stein beneficially owned 36,500 shares of our common stock.

         On March 31, 2003, the closing price per share of our common stock on the Nasdaq SmallCap Market was $10.50.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

            The date of this Prospectus Supplement is April 1, 2003.